MASTER SERVICE AGREEMENT

THIS MASTER SERVICE AGREEMENT (the "**Agreement**") is entered into on November 7, 2006 (the "**Effective Date**") by and between Petals Decorative Accents, Inc., a Delaware corporation with its principal place of business located at 90 Grove Street, Ridgefield, CT 06877 ("**Customer**") and Inktel Direct Corporation, a Florida corporation with its principal place of business located at 13975 NW 58th Court, Miami Lakes, FL 33014 USA. ("**Inktel**").

1.0 RECITALS AND AGREEMENT.

A. Inktel is a provider of end-to-end integrated direct marketing services including, but not limited to, call center operations, fulfillment, information technology, storage, quality control, training, marketing consultation, direct mailing, lettershop and database management/analysis.

B. Inktel and Customer desire to enter into a relationship whereby Inktel shall provide services as outlined in the Agreement, including those set forth in any Service Schedule(s) attached hereto.

C. In consideration of the mutual promises, agreements, representations, and warranties hereinafter set forth and other good and valuable consideration had and received by the parties hereto, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

2.0 TERM. This Agreement shall commence on the Effective Date and shall continue for a period of three (3) years ("Initial Term"), unless earlier terminated or extended as provided herein..

3.0 RENEWAL. Provided this Agreement has not been previously terminated, then unless either party elects not to extend this Agreement by giving written notice to the other party at least one hundred twenty (120) days prior to the end of the Initial Term, this Agreement shall be extended for an additional twelve (12) months (the "Renewal Term"), except that any Pricing Schedules may be modified by written agreement of the parties as set forth in Section 5.3 below.

4.0 SERVICES. Any and all services ("Services") to be provided by Inktel to Customer are set forth on any Services Schedule attached hereto ("Services Schedule(s)") and made a part hereof, which Services Schedule(s) may be amended from time to time by written agreement of the parties.

5.0 PRICING.

5.1 Pricing Schedules. Customer agrees to pay Inktel for the Services in accordance with any Pricing Schedule(s) attached hereto ("Pricing Schedule(s)") and made a part hereof. Unless otherwise specified, all charges are exclusive of taxes. Customer agrees to pay all taxes (including but not limited to sales, use, excise, value added and gross receipts taxes) levied in connection with the Agreement so long as Inktel provides specific notice to Customer in the form of an itemized invoice or similar detailed government document within 30 days after each contract term. Excepted are taxes based upon Inktel's net income, corporate franchise, or any other tax levied that is not specific to the Services.

5.2 Changes to Pricing and Services Schedules. Prices set forth in the Pricing Schedules are based upon Inktel's understanding of the specifications submitted, samples provided and/or volumes estimated by Customer. In the event that the actual call volume by

Customer is less than 200,000 calls per calendar year, then in such event Inktel and Customer shall negotiate in good faith to revise the Pricing Schedules, as necessary.

5.3 Pricing Guarantee. The pricing set forth in the Pricing Schedules is guaranteed for the Initial Term; provided, however, Customer acknowledges and agrees that the Pricing Schedules and amounts payable by Customer may be adjusted (by providing thirty (30) days prior written notice) by (a) any adjustments made pursuant to Section 5.2, (b) an annual cost of living increase equal to three percent (3%) effective after the first year within the Initial Term, and (c) any change in charges incurred on behalf of Customer by Inktel from third parties, which charges are beyond Inktel's reasonable control, (including but not limited to mail charges, express delivery charges, courier service charges, leased line charges and third-party data charges). These changes are agreed to so long as charges paid are at market rates.

6.0 PAYMENT AND INVOICING. Payment of the Services and Special Services provided hereunder is due 30 days from date of receipt of invoice ("Invoice") indicating payment owed to Inktel. All payments hereunder shall be made in United States Dollars.

6.1 Good Faith Dispute. Customer shall notify Inktel, within 5 business days of receipt of invoice, of any good faith dispute as to the calculation of the Invoice by providing verbal or written notice to Inktel stating the reasons and details for any such dispute and shall pay any undisputed amount per the invoice's original payment terms. The acceptance by Inktel of such partial payment shall not constitute a waiver of payment in full by Customer of the disputed amount. Any amounts that have been timely disputed shall be paid, in full, within ten (10) business days following resolution of such dispute if the original invoice payment term is within ten (10) business days, otherwise payment is due per the original invoice payment date.

6.2 Delinquent Payments. A payment shall be considered delinquent if Inktel has not received such payment for undisputed amounts before the agreed upon or specified payment date. If delinquent undisputed amounts are owed by Customer to Inktel for services performed or for postage or shipping charges, Inktel may, at its option and in addition to all other rights available to it under this Agreement, in equity and at law, hold Customer's data, lists, materials or printing or other Properties as security for payment of delinquent invoices. Notwithstanding the above, Inktel may not hold, sell, share, use or disclose any Customer data or property, and this shall be promptly returned upon request of Customer.

6.3 Special Services Invoicing. Inktel will issue Invoices for Special Services as such projects are completed or at such other intervals as Inktel and Customer may agree, in writing.

7.0 TERMINATION.

7.1 Termination. Either party may terminate this Agreement if the other party materially breaches its obligations hereunder (other than a breach for non-payment by Customer for Services) and such breach remains uncured for ten (10) calendar days following notice to the breaching party of such breach. Notwithstanding any provision herein, Customer may terminate this Agreement at any time by providing one hundred twenty (120) days prior written notice to Inktel.

JPH

7.2 Accrued Amounts. All payments that have accrued prior to the expiration or earlier termination of this Agreement will be payable in full within thirty (30) calendar days of the effective date of such termination and receipt of final invoice. Inktel shall provide a final invoice for all amounts owed, including all taxes, immediately upon termination of this Agreement.

7.3 File and Material Transfers. Following termination or expiration of this Agreement, upon Customer's request and its agreement to compensate Inktel (at the current rates and charges per this Agreement), Inktel will provide its reasonable cooperation to transfer materials to a successor vendor.

8.0 CONFIDENTIALITY.

8.1 Confidential Information. For purposes of this Agreement, "**Confidential Information**" means all information disclosed by either party to the other party, including the terms and conditions of this Agreement or any other agreement between the parties, trade secrets of the parties, any nonpublic information relating to a party's product plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, customer lists, prospect lists, research, development or know-how and any other nonpublic technical or business information of a party, or other information designated in writing as "Confidential Information" or "Proprietary" by the disclosing party.

8.2 Exceptions. Confidential Information does not include information that: (i) is now or subsequently becomes generally available to the public through no fault or breach on the part of the receiving party; (ii) the receiving party can demonstrate to have had lawfully in its possession without an obligation of confidentiality prior to disclosure hereunder; (iii) is independently developed by the receiving party without the use of any Confidential Information of the disclosing party as evidenced by written documentation; or (iv) the receiving party lawfully obtains from a third party who has the right to transfer or disclose it and who provides it without any obligation to maintain the confidentiality of such information.

8.3 Disclosure. Each party agrees that it will (a) not disclose, without the other party's prior written consent, the other party's Confidential Information to any third party (other than such party's legal and financial advisors); (b) use the other party's Confidential Information only to the extent necessary to perform its obligations or exercise its rights under this Agreement; (c) disclose the other party's Confidential Information only to those of its employees, and legal and financial advisors who need to know such information for purposes of this Agreement and who are bound by confidentiality obligations no less restrictive than this Section 8.0; and (d) protect all Confidential Information of the other party from unauthorized use, access, or disclosure in the same manner as it protects its own confidential information of a similar nature, and in no event with less than reasonable care.

8.4 Compelled Disclosure. If the receiving party receives notice that it may be required or ordered to disclose any Confidential Information in connection with legal proceedings or pursuant to a subpoena, order or a requirement or an official request issued by a court of competent jurisdiction, it shall cooperate with the other to seek confidential treatment of such Confidential Information and shall use its best efforts to give the disclosing party sufficient prior written notice in order to contest such requirement or order. Nothing herein shall be construed to impose any obligation to disclose any Confidential Information. If this Agreement or any of its terms or any other Confidential Information must be disclosed in connection with legal proceedings or pursuant to a subpoena, order or a requirement or an official request issued by a court of competent jurisdiction, the

disclosing party shall (i) first give written notice of the intended disclosure to the other party, within a reasonable time prior to the time when disclosure is to be made, (ii) consult with the other party on the advisability of taking steps to resist or narrow such request, and (iii) if disclosure is required or deemed advisable, cooperate with the other party in any attempt that it may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the Confidential Information or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

8.5 Injunctive Relief. Both parties acknowledge that the unauthorized disclosure or use of Confidential Information could cause irreparable harm and significant injury, the precise measure of which may be difficult to ascertain. Accordingly, each party agrees that the aggrieved party shall have the right to seek injunctive relief from any breach of the confidentiality obligations of this Section 8.0, in addition to all other rights and remedies to which it may have. Both parties agree that each has and shall retain ownership of all of its own Confidential Information, and that upon the expiration or termination of this Agreement each party shall return and shall not retain the Confidential Information of the other party.

8.6 Return or Removal of Confidential Information. Each party will, except to the extent inconsistent with (i) its use in connection with legal proceedings, or (ii) applicable law or governmental regulation, at the disclosing party's election, destroy or return to the other party any tangible copies of the other party's Confidential Information, and permanently delete all electronic copies of the other party's Confidential Information, in such party's possession or control at the request of the other party and upon termination of this Agreement, and will certify in writing to the other party that it has done so.

9.0 CUSTOMER REPRESENTATIONS AND WARRANTIES. Customer represents and warrants to Inktel that it: (a) has the full and unrestricted right to enter into this Agreement; and the Services do not and will not (i) violate or infringe the civil, contract or property rights, copyrights, trademark rights, rights of privacy or publicity, or other rights of any person or entity, (ii) constitute false or misleading indications of origin; or (iii) violate any applicable laws, rules, regulations or other governmental regulations, (b) has obtained and shall maintain in full force and effect during the Initial Term and each Renewal Term, such federal, state and local authorizations as are necessary to operate and to otherwise perform its obligations under this Agreement and will comply with all applicable federal, state and local laws in the performance of its obligations hereunder, and (c) is a duly formed corporation in good standing under the laws of the jurisdiction set forth above, that is qualified to transact business in all states where the ownership of its properties or nature of its operations requires such qualification, that the execution and delivery of the Agreement have been duly authorized, and that the Agreement does not violate any law, statute or regulation and does not breach any other agreement or covenant to which it is a party or is bound. Customer further represents, warrants, and agrees that all action taken by it and by any person or entity acting on its behalf or under contract with Customer, including, without limitation, all marketing, advertising, and solicitation activities, shall comply with all applicable laws and regulations.

10.0 INKTEL REPRESENTATIONS AND WARRANTIES. Inktel represents and warrants to Customer that it: (a) has the full and unrestricted right to enter into this Agreement and perform the Services, (b) has the necessary equipment, computer capacity, software, programs and trained personnel to perform the Services described herein consistent with standard industry practices, (c) is a duly formed corporation in good standing under the laws of the State of Florida, that it is qualified to transact business in all states where the ownership of its properties or nature of its operations requires such qualification, that it has full power and authority to enter into and perform the Agreement, (d) that the execution and delivery of the Agreement have been duly authorized, and that the Agreement does not violate any law, statute or regulation and does not breach any other agreement or covenant to which Inktel is a party or is bound.

JPA

11.0 **Disclaimer of Warranty and Limitation of Remedies.** THE WARRANTIES SET FORTH HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY INKTEL, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF INKTEL FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE SERVICES. OTHER THAN AS A RESULT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, INKTEL SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING SERVICES OR ANY OTHER PERFORMANCE UNDER OR PURSUANT TO THIS AGREEMENT. THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR INKTEL'S LIABILITY OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE) WITH RESPECT TO THE SERVICES COVERED BY THIS AGREEMENT SHALL BE LIMITED TO THE TIMELY REPERFORMANCE OF SUCH SERVICES (AT NO ADDITIONAL FEE). IF INKTEL FAILS TO PROPERLY PERFORM SUCH SERVICES, INKTEL'S ENTIRE LIABILITY SHALL NOT EXCEED THE AMOUNT PAID TO INKTEL BY CUSTOMER UNDER THIS AGREEMENT FOR THE SERVICES TO WHICH ANY FAILURE OF INKTEL RELATES. IN NO EVENT SHALL INKTEL'S LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF INKTEL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

12.0 INDEMNIFICATION.

12.1 Indemnification by Customer. Subject to and accordance with sub-section 12.3 below, Customer shall indemnify and hold harmless Inktel and its affiliated companies and their respective officers, directors and employees from and against, without limitation, any and all claims, costs, liabilities, obligations, judgments, fines, penalties, expenses or damages (including reasonable attorneys' fees and court costs) arising from or related to any complaint, administrative proceeding, or cause of action brought against Inktel or any of its affiliated companies or their respective officers, directors and employees by any person or entity that is not a party to this Agreement (other than Customer's affiliated companies or their respective officers, directors or employees) arising from or related to: (i) the Customer Logos; or (iii) any action on the part of any person or entity acting on behalf of or under contract with Customer with respect to the Services, including, without limitation, all marketing, advertising, and solicitation performed by Customer or on its behalf by third parties; or (iv) any breach by Customer of any representation or warranty set forth in this Agreement.

12.2 Indemnification by Inktel. Subject to and accordance with sub-section 12.3 below Inktel shall indemnify and hold harmless Customer and its affiliated companies and their respective officers, directors and employees from and against, without limitation, any and all claims, costs, liabilities, obligations, judgments, fines, penalties, expenses or damages (including reasonable attorneys' fees and court costs) arising from or related to any cause of action brought against Customer or any of its affiliated companies or their respective officers, directors and employees by any person or entity that is not a party to this Agreement (other than Inktel's affiliated companies or their respective officers, directors or employees) arising from or related to: (i) the Inktel Logos; (ii) any breach by Inktel of any representation or warranty set forth in this Agreement, or iii) any action on the part of any person or entity acting on behalf of or under contract with Inktel with respect to the Services.

12.3 Conditions Precedent to Duty of Indemnification.

i. Notice. A party seeking indemnification under this section shall give prompt written notice to the indemnifying party of the commencement or assertion of any claim or action in respect of which such indemnified party shall seek indemnification hereunder.

JD

ii. Settlement; Compromise; Admission of Liability. With respect to any claim or action with respect to which a party seeks indemnification, such party shall obtain the prior written approval of the other party before entering into or making any settlement, compromise, admission or acknowledgment (whether by agreement, consent judgment or otherwise) of the validity of such claim or action, which approval may be conditioned upon the procuring a release of the other party and its affiliated companies and their respective officers, directors and employees and confidentiality of any such settlement or compromise, and, in all events, which approval shall not be unreasonably withheld.

iii. Cooperation. The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this section and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

13.0 Intentionally Omitted

14.0 INSURANCE. Customer shall provide and maintain, at its own expense, general commercial liability insurance. A certificate of insurance evidencing such coverage shall be furnished to Inktel within sixty (60) calendar days of the full execution of this Agreement, and within thirty (30) calendar days after any renewal or replacement thereof. Customer shall make all such policies available to Inktel for inspection upon Inktel's request. A breach of this Section 14.0 shall be deemed a material breach of this Agreement.

15.0 PRESS RELEASES. Either party shall have the right to issue a press release subject to the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, each party shall have the right during the Initial Term and Renewal Term to include the other party's name as part of a list of each party's strategic partners for purposes of promotion for each party and its services.

16.0 AMENDMENT; WAIVER. No amendment to this Agreement, or any Schedules attached hereto, shall be valid unless such amendment is in writing and is signed by the party against whom enforcement is sought. Any of the terms and conditions of this Agreement may be waived at any time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

17.0 ASSIGNMENT. Neither party may assign its rights nor delegate its duties under this Agreement, in whole or in part, without the other party's written consent (which will not be unreasonably withheld nor delayed), except that either Party may assign its rights or delegate its duties under this Agreement, in whole or in part, with the other Party's consent, to an affiliate of such Party or in connection with a merger, reorganization or sale of all, or substantially all, of such Party's assets.

18.0 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Florida, without reference to its conflict of laws rules. Each Party hereby knowingly and voluntarily waives the right to a trial by jury in connection with any dispute, claim, proceeding or action of any nature whatsoever, in law or equity, arising out of or in any way relating to this Agreement.

19.0 RELATIONSHIP OF THE PARTIES. The parties to this Agreement are independent contractors, and this Agreement shall not be construed to create a partnership, joint venture, employment or principal agent relationship between the parties. Each party shall be solely responsible to compensate any employees, agents or representatives employed or engaged by it to perform duties under this Agreement and for all taxes, imposts, duties and all charges of any governmental authority arising from its or his activities under this Agreement. Neither Inktel nor Customer, nor any person or entity employed by either

JPA

Inktel or Customer, are authorized to make any warranty concerning the other party or incur or assume any obligation or liability for the other party.

20.0 NOTICES. All notices, demands, billings, requests and other written communications hereunder shall be deemed to have been properly given: (i) upon personal delivery; (ii) on the next business day following the day sent, if sent by overnight express courier, (iii) on the day sent, or if such day is not a business day, on the next business day after the day sent, if sent by facsimile providing the sending party has confirmation of transmittal; or (iv) on the third business day following the day sent if sent by first class U.S. mail, postage prepaid, in each case, to the parties at its address and/or telecopy number as set forth in this Agreement, or at such other address and/or telecopy number as either party may designate for such purpose in a written notice give to the other party.

21.0 FORCE MAJEURE. Any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, and governmental restrictions.

22.0 SEVERABILITY. In the event that any portion of this Agreement shall be held to be invalid or unenforceable by a court or arbitrator, to any extent, such portion shall be enforced to the fullest lawful extent and the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

23.0 ENTIRE AGREEMENT. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

24.0 HEADINGS. Section headings are for convenience only and shall not be deemed a part of this Agreement.

25.0 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, which may be via facsimile, shall be deemed an original hereof but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

26.0 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies of Inktel and the Customer provided herein and all other rights and remedies at law or in equity shall be, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. Neither asserting a right nor employing a remedy shall be deemed to waive any other right or employment of any other remedy available to Inktel hereunder.

27.0 SURVIVAL. Sections 7.2, 7.3, 8.0, 11.0, 12.0, 13.0, 18.0, 19.0, and 26.0 of this Agreement shall survive the expiration or earlier termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date set forth above.

CUSTOMER:
DECORATIVE ACCENTS, INC.

By: ______________________
(Signature)

A. YENIDJEIAN
(Print or Type Name)

SVP, OPERATIONS
(Title)

INKTEL:
INKTEL DIRECT CORP.

By: ______________________
(Signature)
J. Ricky Arriola,
President